Exhibit 99.2

                        JOINT FILING AGREEMENT

      The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Common Stock of NPS Pharmaceuticals, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

      This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 28th day of March, 2013.


                           TAKEDA PHARMACEUTICAL COMPANY LIMITED

                           By:	/s/ Toshinobu Mamiya
                                --------------------------
	                        Name: Toshinobu Mamiya
                                Title:   Senior Director, Corporate Treasury


                           TAKEDA PHARMA A/S

                           By:	/s/ Satoru Noguchi
                                --------------------------
                                Name: Satoru Noguchi
                                Title: Area Head, N.W. Europe & Canada


                           TAKEDA GMBH

                           By:	S. Kollmann
                                --------------------------
                                Name: Stefan Kollmann
                                Title:  Vice President

                           By:	Alexander Maechler
                                --------------------------
                                Name: Alexander Maechler
                                Title:  Senior Director